SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 23, 2003

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

805 SW Broadway, Suite 1200, Portland, Oregon 97205-3303
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (503) 821-5100

Item 2.        Disposition of Assets

On October 20, 2003, Louisiana Pacific Corporation (LP) completed the sale of various tracts of timber and timberlands consisting of approximately 464,000 acres in the aggregate located in Harpin, Jasper, Liberty, Newton, Orange, Polk and Tyler Counties, Texas for approximately $290 million, of which approximately $23 million was in cash and approximately $267 million was in promissory notes. The purchaser in the transaction was ETT Acquisition Company, LLC. The purchase price was determined through arms-length negotiation.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

2.1 Purchase and Sale Agreement between LP and ETT Acquisition Company, LLC dated July 2, 2003 (incorporated by reference to Exhibit 10.21 to LP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

Date: October 23, 2003	By: /S/ MARK A.SUWYN
Mark A. Suwyn
Chairman and Chief Executive Officer

Date: October 23, 2003	By: /S/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial
Officer
(Principal Financial Officer)